ADDvantage Technologies Group, Inc.
                                1605 East Iola
                         Broken Arrow, Oklahoma 74012

                           NOTICE OF ANNUAL MEETING

       Date:    Tuesday, March 8, 2005

       Time:    10:00 a.m.

       Place:   Corporate Office of ADDvantage Technologies Group, Inc.
                1605 E. Iola
                Broken Arrow, Oklahoma

Matters to be voted on:
   1. Election of five directors.

   2. Ratification of the appointment of Tullius Taylor Sartain & Sartain LLP as our independent auditors for 2005.

   3. Any other business properly brought before the shareholders at the meeting.


                                            By Order of the Board of Directors,


                                            Lynnwood R. Moore, Jr., Secretary
February 10, 2005

                               CONTENTS
                                                                           Page
                                                                           ----
         General Information About Voting                                    2
         security Ownership of Certain Beneficial Owners and Management      3
         Proposal No. 1:  Election of Directors                              4
         Certain Relationships and Related Party Transactions                9
         Section 16(a) Beneficial Ownership Reporting Compliance            10
         Summary Compensation Table                                         10
         Shareholder Return Performance Graph                               11
         Proposal No. 2:  Appointment of Independent Auditors               12
         Shareholder Proposals for 2006 Annual Meeting                      13
         Other Matters                                                      13



                           PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement is first being sent to shareholders on or about February 11, 2005. Please note that our annual report accompanies this mailing of the proxy statement.

                          ADDvantage Technologies Group, Inc.
                                    1605 East Iola
                             Broken Arrow, Oklahoma 74012

                        PROXY STATEMENT FOR 2005 ANNUAL MEETING

                         GENERAL INFORMATION ABOUT VOTING


Who can vote?                               Although we encourage you to
  You can vote your shares of common      complete and return the proxy card to
stock if our records show that you        ensure that your vote is counted, you
owned the shares on January 25, 2005.     can attend the annual meeting and
A total of 10,061,789 shares of common    vote your shares in person.
stock can vote at the annual meeting.
You get one vote for each share of          If your shares are held in the name
common stock.  We do not recognize        of your broker, a bank, or other
cumulative voting for the election of     nominee, that party should give
our directors.  The enclosed proxy        you instructions for voting your
card shows the number of shares you       shares.
can vote.
                                          How are votes counted?
How do I vote by proxy?                    We will hold the annual meeting if
  Follow the instructions on the          holders of a majority of the shares
enclosed proxy card to vote on each       of common stock entitled to vote
proposal to be considered at the annual   either sign and return their proxy
meeting.  Sign and date the proxy card    cards or attend the meeting.  If
and mail it back to us in the enclosed    you sign and return your proxy card,
envelope.  The proxyholders named on      your shares will be counted to
the proxy card will vote your shares      determine whether we have a quorum
as you instruct.  If you sign and         even if you abstain or fail to vote
return the proxy card but do not vote     on any of the proposals listed on
on a proposal, the proxyholders will      the proxy card.  Votes will be
vote for you on that proposal.  Unless    tabulated by an inspector of election
you instruct otherwise, the               appointed by our board of directors.
proxyholders will vote for each of the    Abstentions from voting, which you
five directors and for the ratification   may specify on the ratification of
of Tullius Taylor Sartain & Sartain LLP   the appointment of Tullius, Taylor,
as independent auditors.                  Sartain & Sartain LLP as independent
                                          auditors, will have the effect of a
What if other matters come up at the      negative vote.
annual meeting?
  The matters described in this proxy     If your shares are held in the name
statement are the only matters we         of a nominee, and you do not tell the
know will be voted on at the annual       nominee how to vote your shares
meeting.  If other matters are            (so-called "broker nonvotes"), the
properly presented at the meeting,        nominee may vote them on the
the proxyholders will vote your shares    proposals to elect directors and to
as they see fit.                          ratify the appointment of Tullius
                                          Taylor Sartain & Sartain LLP as our
                                          independent auditors.  Additionally,
Can I change my vote after I return       broker nonvotes will be counted as
my proxy card?                            present to determine if a quorum
  Yes.  At any time before the vote on    exists.
a proposal, you can change your vote
either by giving our secretary a          Who pays for this proxy solicitation?
written notice revoking your proxy          The accompanying proxy is solicited
card or by signing, dating and            by and on behalf of our board of
returning to us a new proxy card.  We     directors, and the entire cost will
will honor the proxy card with the        be paid by us.  In addition to
latest date.  Attendance at the annual    sending you these materials, some of
meeting will not, by itself, revoke       our employees may contact you by
your proxy card.                          telephone, by mail or in person.
                                          None of these employees will receive
Can I vote in person at the annual        any extra compensation for doing
meeting rather than by completing         this, but they may be reimbursed for
the proxy card?                           their out-of-pocket expenses incurred
                                          while assisting us in soliciting your
                                          proxy.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the number of shares of common stock or preferred stock beneficially owned (as of January 25, 2005) by:


  * each person known by us who beneficially owns more than 5% of any class of our voting stock;

  * each director and nominee for director;

  * each executive officer named in the Summary Compensation Table on page 10;
    and

  * our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.


                               Beneficial Ownership

                                                         Number of
                            Number of                    Shares of
                            Shares of                     Series B
                             Common                      Preferred
                             Stock       Percent           Stock       Percent
Name and Address of       Beneficially     of           Beneficially      of
 Beneficial Owner          Owned (1)     Class (1)          Owned        Class
 ----------------          ---------     ---------          -----        -----
David E. Chymiak          3,684,900 (2)    36.6%           150,000       50.0%
1605 E. Iola
Broken Arrow, OK 74012

Kenneth A. Chymiak(3)     3,301,000 (2)    32.8%           150,000       50.0%
1605 E. Iola
Broken Arrow, OK 74012

Stephen J. Tyde              22,000 (2)        *               -0-         -0-
1900 Sandwedge Place
Wilmington, NC 28405


 Freddie H. Gibson            5,000 (2)        *               -0-         -0-
8008 S. Erie Avenue
 Tulsa, OK 74136

  Henry F. McCabe             2,000            *               -0-         -0-
7225 S. 85th E. Avenue
  Tulsa, OK 74133


All Executive Officers    7,014,900 (4)     69.7%          300,000        100%
and Directors as a group
(5 persons)

_____________________________
*  Less than one percent.

(1) Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table or the percentage ownership of all officers and directors as a group.

(2) Includes 5,000 shares subject to stock options which are fully exercisable.

(3) All of the shares beneficially owned by Mr. Chymiak are held of record 45.6% by him as trustee of the Ken Chymiak Revocable Trust and 54.4% by his wife as trustee of the Susan Chymiak Revocable Trust. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(4) Includes 20,000 shares subject to stock options which are fully exercisable.



                             PROPOSAL NO. 1
                         Election of Directors

     Our entire board of directors will be elected at the annual meeting. The directors will be elected for one-year terms expiring at the next annual meeting. Our bylaws provide that our board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution. Our board has established the number of directors at five.

     Vote Required. The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. You get one vote for each of your shares of common stock for each of the directorships.

     Nominations. At the annual meeting, we will nominate as directors the persons named in this proxy statement. Although we do not know of any reason why one of these nominees might not be able to serve, our board of directors will propose a substitute nominee if any nominee is unavailable for election.


     General Information About the Nominees. All of the nominees are currently directors of ADDvantage. Each has agreed to be named in this proxy statement and to serve as director if elected. The ages listed for the nominees are as of January 23, 2005.

David E. Chymiak               Director since 1999

     David E. Chymiak, 59, has been the Chairman of our board since 1999. He is also the President and a director of our wholly owned subsidiary, TULSAT Corporation, which he and Kenneth A. Chymiak acquired in 1985. David E. Chymiak is the brother of Kenneth A. Chymiak, our President and Chief Executive Officer.


Kenneth A. Chymiak             Director since 1999

     Kenneth A. Chymiak, 58, has been our President and Chief Executive Officer since 1999. He has also been the Executive Vice President and a director of our wholly owned subsidiary, TULSAT Corporation, which he acquired with David
E. Chymiak in 1985, since 1985. Kenneth A. Chymiak is the brother of David E. Chymiak, our Chairman of the Board since 1999.


Freddie H. Gibson              Director since 1999

     Freddie H. Gibson, 57, has been with the Heat Transfer Equipment Company in Tulsa, Oklahoma since 1988. First as CEO, he has served since 1994 as the President with responsibilities for the financial and accounting controls, financial reporting, management of staff coordination and short and long-term planning. Previously, Mr. Gibson had been President of Interactive Computer Systems from 1980-1988. Also, he was the Controller and Systems Manager for two other companies and began his career with Arthur Andersen & Co. in their administrative services division. Mr. Gibson holds a Bachelor of Science degree in Business Administration from Oklahoma State University, graduating with honors.

Stephen J. Tyde                Director since 1999

     Stephen J. Tyde, 58, is the founder of The Pump & Motor Works, Inc., a re-manufacturer of industrial pumps, motors, transformers and switchgear (to 20,000 hp). After 20 years in the turbo machinery business, Mr. Tyde started The Pump & Motor Works in 1989 and developed it to a multi-million dollar operation before his divestiture in 2001. During that time, Mr. Tyde oversaw all aspects of the company and retained personal responsibility for financial planning, reporting and controls. He continues to serve on a part time basis as Vice President. Mr. Tyde is currently the sole owner and COO of P&MW Holding, Inc., an industrial real estate company. Steven J. Tyde received an undergraduate degree in Business Administration from The Ohio State University, a Masters Degree in Business Administration from George Washington University, and has studied engineering at the University of Pittsburgh.

Henry F. McCabe                Director since 2004

     Henry F. McCabe, 82, is Chairman of the Board of McCabe Minerals Inc. in Tulsa, Oklahoma, where he has been employed since 1976. McCabe Minerals operates manufacturing and processing plants in the states of Nebraska, Kansas and Oklahoma, which provide granules for asphalt shingle manufacturers. Mr. McCabe was Co-Founder of the company in 1976 and engages in numerous other business enterprises.

                              Board of Directors


     Board Independence. The board of directors has determined that Messrs. Gibson, Tyde and McCabe have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of the American Stock Exchange ("AMEX").


     Committees of the Board. The board of directors has three committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The following chart describes the function and membership of each committee and the number of times it met during our fiscal year ended September 30, 2004:

                        Audit Committee - 2 Meetings


Functions                                                        Members
---------                                                        -------

* Selects the firm that will serve as our independent        Stephen J. Tyde
  auditors
                                                             Freddie H. Gibson
* Reviews scope and results of audits with independent
  auditors, compliance with any of our accounting policies   Henry F. McCabe
  and procedures and the adequacy of our system of internal controls

* Oversees quarterly reporting

* Performs the other functions listed in the Charter of the Audit
  Committee which may be found on our website at www.addvantagetech.com.


Report of the Audit Committee
-----------------------------

     The Audit Committee of our board of directors is comprised of three directors who are not officers of the Company. Under currently applicable rules, all members are "independent" as defined under the American Stock Exchange listing standards. The Audit Committee reviews our financial reporting process on behalf of the board of directors. The Audit Committee's policy is to submit all proposed non-audit services to the Audit Committee chairman, who considers and pre-approves all engagements for audit or non-audit services rendered by our independent auditors. The Audit Committee approved 100% of such services in 2004 under its pre-approval policy. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

     - reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2004, with management;

     - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards, AU Section 380);

     - received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence; and

     - based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2004 for filing with the Securities and Exchange Commission.


         Stephen J. Tyde          Freddie H. Gibson        Henry F. McCabe


Audit Committee Financial Expert
--------------------------------

     The Securities and Exchange Commission has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an "audit committee financial expert," defined as a person who has the following attributes:

     1) an understanding of generally accepted accounting principles and financial statements;

     2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

     3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

     4)  an understanding of internal control over financial reporting; and

     5)  an understanding of audit committee functions.

An individual will have to possess all of the attributes listed above to qualify as an audit committee financial expert. The Audit Committee member currently serving in this capacity is Stephen J. Tyde, an independent director.



                      Compensation Committee - 1 Meeting

Functions                                                        Members
---------                                                        -------

* Reviews and monitors performance of our                   Stephen J. Tyde
  officers
                                                            Freddie H. Gibson
* Approves compensation and benefits programs
  of our officers                                           Henry F. McCabe

Report of the Compensation Committee
------------------------------------

  The Compensation Committee of our board of directors is comprised of three directors who are not officers of the Company. The Compensation Committee is responsible for the review of the performance of Kenneth Chymiak and David Chymiak, who are the only executive officers of the Company. The performance of the executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Committee does not assign relative weights to the factors considered in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Committee has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

  The Committee and the board of directors have considered other companies in the telecommunications industry and reviewed, to the extent such information was available, the compensation paid to the Chief Executive Officer and other executive officers of those companies. As a result of such review, the board of directors has concluded that the compensation levels of the Company's executive officers are in the lower range of compensation paid by comparably situated companies. There have been no material increases in salary or other compensation paid to the executive officers in the past three fiscal years.

  At the present time, the Company maintains its 1998 Incentive Plan for the purpose of awarding options to its directors, executive officers and other key employees. Stock options were granted to the executive officers during fiscal 2004 as described herein under "Summary Compensation Table."

  The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

        Stephen J. Tyde         Freddie H. Gibson        Henry F. McCabe

            Compensation Committee Interlocks and Insider Participation

  During 2004, the Compensation Committee was composed of Stephen J. Tyde, Freddie H. Gibson and Henry F. McCabe, all of whom are non-employee directors of the Company. During 2004, none of the Company's executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on the Company's Board of Directors or on its Compensation Committee.

           Corporate Governance and Nominating Committee - No Meeting

Functions                                                          Members
---------                                                          -------

*  Provides oversight of the governance of the board of
   directors                                                  Stephen J. Tyde

*  Makes recommendations to the board as a whole concerning
   board size,
   make-up structure and compensation                         Freddie H. Gibson
*  Identifies individuals qualified to become board members
*  Selects or recommends that the board select the director
   nominees                                                   Henry F. McCabe
   to stand for election at the annual meeting of shareholders
* Recommends to the whole board nominees for the positions of Chairman of the Board, chairmen of the various committees of the board, and members of the various committees of the board
* Reviewing, monitoring and approving compliance with our Code of Business Conduct and Ethics
* Considering, reviewing and approving potential conflict of interests involving board members or corporate officers

    The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination. Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and a written indication by the candidate of his/her willingness to serve, if elected, and evidence of the nominating person's ownership of our stock sufficient to meet any applicable stock ownership requirements set forth in our corporate governance guidelines.

    A shareholder that instead desires to nominate a person directly for election to the board must meet the deadlines and other requirements set forth in the Company's bylaws and the rules and regulations of the Securities and Exchange Commission.

    The Corporate Governance and Nominating Committee's criteria and process for identifying and evaluating the candidate that it selects, or recommends to the full board for selection, as director nominees, are: (i) regular review of composition and size of the board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the board and qualification of members of the board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the board, in light of the size and composition of the board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

    While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, the committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity;
(iii) have qualifications that will increase overall board effectiveness; and
(iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

    The Corporate Governance and Nominating Committee is comprised of three directors who are not officers of the Company. Under currently applicable rules, all members are "independent" as defined under the American Stock Exchange listing standards. A copy of the Corporate Governance and Nominating Committee Charter is posted on our website at www.addvantagetech.com.

                                Board Meetings

    Our board held three meetings during fiscal 2004 (and took action by unanimous written consent four times). Each director attended all meetings of the board and the committees on which he served.

              Shareholder Communication with the Board of Directors

    Communication with the board of directors should be directed to the attention of Stephen J. Tyde. Written correspondence to Mr. Tyde may be delivered to our executive offices, 1605 East Iola, Broken Arrow, Oklahoma, 74012. All security holder communications directed to Mr. Tyde will be promptly forwarded to him. All board members are encouraged, but not required, to attend our annual meeting. Last year, four board members attended our annual meeting.

                                  Code of Ethics

    We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.addvantagetech.com.

                           Compensation of Directors

    We pay our three non-employee directors $500 per quarter and $500 for each board meeting and $250 for each committee meeting or telephonic board or committee meeting the director attends. The chairman of the audit committee receives an additional $250 per quarter. In addition, directors are eligible to receive awards of options to purchase 1,000 shares of our common stock each year after the annual shareholders meeting. We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our board and any board committee. During the fiscal year ended September 30, 2004, Henry McCabe, Fred Gibson and Steve Tyde received director's fees of $2,000, $2,750 and $3,000, respectively. All of the directors with the exception of Henry McCabe received an award of stock options to purchase 1,000 shares of common stock at an exercise price of $4.40 per share. Directors who were our employees received no additional cash compensation for their services on our board of directors.

              Certain Relationships and Related Party Transactions

    In fiscal 1999, Chymiak Investments, L.L.C., which is owned by David E. Chymiak and Kenneth A. Chymiak, purchased from TULSAT Corporation on September 30, 1999, the real estate and improvements comprising the headquarters and a substantial portion of the other office and warehouse space of TULSAT Corporation for a price of $1,286,000. The price represents the appraised value of the property less the sales commission and other sales expenses that would have been incurred by TULSAT Corporation if it had sold the property to a third party in an arm's-length transaction. TULSAT Corporation entered into a five-year lease commencing October 1, 1999 with Chymiak Investments, L.L.C. covering the property. This lease was renewed on October 1, 2004 and will expire on September 30, 2008.

    In fiscal 2001, ADDvantage Technologies Group of Texas, a subsidiary of the Company, borrowed $150,000 on June 26, 2001 from Chymiak Investments, L.L.C for the purchase of a building consisting of office and warehouse space at the location in Texas. The note was payable at 7.5% over 10 years and total interest paid in 2004 was $4,898. The note was repaid in April 2004.

    In fiscal 2002, ADDvantage Technologies Group of Missouri completed additions at its location in Missouri and financed $342,000 from Chymiak Investments, L.L.C for a building consisting of office and warehouse space. The note is payable at 7.5% over 10 years and total interest paid in 2004 was $11,694. The note was repaid in April 2004.

    Chymiak Investments Inc., which is owned by Kenneth A. Chymiak and his wife, Susan C. Chymiak, owns three other properties leased to TULSAT Corporation for five-year terms (all ending in 2008).

    The Company had outstanding, unsecured shareholder loans of $800,000 at September 30, 2003. Of this amount, $650,000 was payable to revocable trusts for the benefit of Kenneth A. Chymiak and his wife and $150,000 was payable to David E. Chymiak. The interest rate on the notes was 1.25% below the Chase Manhattan Bank Prime, which was the same rate as the Company's bank line of credit. The total interest paid on the notes was $19,134 in 2004. These notes were repaid in August and September 2004.

The Company leases various properties primarily from two companies owned by David E. Chymiak and Kenneth A. Chymiak as discussed above. Future minimum lease payments under these leases are as follows:


                        2005                             $   480,240
                        2006                                 380,040
                        2007                                 360,000
                        2008                                 324,000
                                                         -----------
                                                         $ 1,544,280
                                                         ===========

Related party rental expense for the year ended September 30, 2004 was $466,000.

            Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2004.

    Based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to the fiscal year ended September 30, 2004, we believe that these persons have complied with all applicable filing requirements.


                                  Summary Compensation Table
                                       Executive Officers

         Annual Compensation                             Long-Term Compensation
         -------------------                             ----------------------
                                                                   Number
                                                    Other         of Shares
                                                   Annual           under-
                                                   Compen-          lying
Name and                      Salary    Bonus      sation          Options
Principal Position      Year  ($)(1)     ($)       ($)(2)          Granted
------------------      ----  ------    -----      ------          -------
David E. Chymiak        2004 225,000     -0-       10,837           1,000
  Chairman              2003 225,000     -0-       10,240           1,000
                        2002 225,000     -0-       10,000           1,000

Kenneth A. Chymiak      2004 225,000     -0-       10,837           1,000
  President and         2003 225,000     -0-       10,240           1,000
Chief Executive Officer 2002 225,000     -0-       10,000           1,000

   ________________
  (1) These amounts represent the salaries paid to these officers by TULSAT
      Corporation, our wholly owned subsidiary.
  (2) Other annual compensation represents, in 2004, 2003, and 2002 our contributions on behalf of each of the individuals to our 401(k) Plan.

                            Option Grants During Fiscal 2004

    The following table sets forth information regarding options granted during fiscal 2004 to named executive officers.

                                                                  Potential Realizable Value
                     Shares      % of Total                       at Assumed Annual Rates of
                     Under-    Options Granted                    Stock Price Appreciation for
                 lying options to Employees in  Excercise Expiration   Option Term (2)
Name                Granted      Fiscal Year  Price ($/Sh)   Date     5%        10%
----                -------      ----------   ------------   ----     --        ---
Kenneth A. Chymiak   1,000         25.0%         $ 4.40     3/1/14  $2,767    $7,012
David E. Chymiak     1,000         25.0%         $ 4.40     3/1/14  $2,767    $7,012

(1)  These options are fully vested and exercisable at date of grant.
(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's
Common Stock appreciates in value from the date of grant at the 5% and 10% annualized rates prescribed by the Securities and Exchange Commission for purposes of this table and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.


                    Option Exercises and Year-End Option Value Table

    There were no stock options exercised by the named executive officers during fiscal 2004. The following table sets forth information regarding the value of unexercised stock options held by each of the named executive officers as of the year ended September 30, 2004.

                  Number of           Number of Shares of Common  Value of Unexercised In-
                    Shares           Stock Underlying Unexercised  the-money Options at
                 Acquired on Value   Options at September 30, 2004  September 30, 2004
                  Exercise  Realized  Exercisable  Unexercisable  Exercisable Unexercisable
                  --------  --------  -----------  -------------  ----------- -------------
Name
----
Kenneth A. Chymiak   -        -         5,000	        -            $8,315	    -
David E. Chymiak     -        -         5,000           -            $8,315	    -


                         SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the American Stock Exchange and the Index for the Nasdaq Telecommunications Stocks for the period of five fiscal years commencing October 1, 1999 and ending September 30, 2004. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1999.

[Line graph appears here depicting the cumulative total shareholder return of $100 invested in common stock holder of the Company as compared to $100 invested in the American Stock Exchange Index and the Nasdaq Telecommunications Stocks. Line graph begins at September 30, 1999 and plots the cumulative return at September 30, 2000, 2001, 2002, 2003 and
2004.  The plot points are provided below.]

                                      Cumulative Total Return
                                      -----------------------
------------------------------------------------------------------------------
                          9/30/99  9/29/00  9/28/01  9/30/02  9/30/03  9/30/04
------------------------------------------------------------------------------
------------------------------------------------------------------------------
AEY                      $100.00   $63.28   $39.84   $27.34   $148.44  $150.39
------------------------------------------------------------------------------
------------------------------------------------------------------------------
American Stock Exchange   100.00   121.07   102.61   104.95    125.70   161.35
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Nasdaq Telecommunications 100.00   116.83    32.51    14.15     24.99    27.69
------------------------------------------------------------------------------

                                PROPOSAL NO. 2
                     Appointment Of Independent Auditors

    We recommend that you vote for the ratification of the appointment of Tullius Taylor Sartain & Sartain LLP.

    We have appointed the accounting firm of Tullius Taylor Sartain & Sartain LLP as our independent auditors to examine our financial statements for the fiscal year ending September 30, 2004. Tullius Taylor Sartain & Sartain LLP has been our independent auditor since 1994. Our Audit Committee has considered whether the provision of the tax services and other services of Tullius Taylor Sartain & Sartain LLP are compatible with maintaining their independence and have determined that they are. Fees paid to the firm in relation to fiscal 2004 and 2003 were as follows:


             Fee Category                        2004        2003
             ------------                        ----        ----

             Audit Fees                        $ 44,221    $ 41,750
             Audit-Related Fees                   4,669       7,925
             Tax Fees                            18,259      40,190
             All Other Fees                         -           -
                                               --------------------
             Total                             $ 67,149    $ 89,865
                                               ====================


    Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Tullius Taylor Sartain & Sartain LLP in connection with statutory and regulatory filings or engagements.

    Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include consultation and review of the Company's responses to ordinary and routine inquiries by the SEC.

    Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and representation pursuant to an examination by the Internal Revenue Service.

    All Other Fees. Consists of fees for all other services other than audit services, audit-related services and tax services.

    A resolution to ratify the appointment of Tullius Taylor Sartain & Sartain LLP will be presented at the annual meeting. A majority of the votes present in person or by proxy must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we will reconsider our selection of Tullius Taylor Sartain & Sartain LLP. Although your ratification of the appointment of our independent auditors is not required, we are submitting the appointment of Tullius Taylor Sartain & Sartain LLP for your ratification as a matter of good corporate practice.

    A representative of Tullius Taylor Sartain & Sartain LLP will be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                    SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING


     If you want to include a shareholder proposal in the proxy statement for the 2006 annual meeting, it must be delivered to our executive offices, 1605 East Iola, Broken Arrow, Oklahoma, 74012, on or before October 14, 2005. In addition, if you wish to present a proposal at the 2006 annual meeting that will not be included in our proxy statement and you fail to notify us by December 28, 2005, then the proxies solicited by our board for the 2006 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.


                                OTHER MATTERS

    At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.


    You can obtain a copy of our Annual Report on Form 10-K for the year ended September 30, 2004 at no charge by writing to us at 1605 East Iola,
Broken Arrow, Oklahoma, 74012.   This document and other information may also
be accessed from our website at www.addvantagetech.com.

    Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary. We will provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to 1605 East Iola, Broken Arrow, Oklahoma, 74012, or by calling (918) 251-9121. If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.